RidgeWorth Funds

3333 Piedmont Road, Suite 1500

Atlanta, GA 30305

July        , 2012

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, MA 02116

Attn: Fund Administration Legal Department

Ladies and Gentlemen:

Reference is made to the Administration Agreement between RidgeWorth Funds (the “Trust”) and State Street Bank and Trust Company (the “Administrator”) dated as of August 30, 2010 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide notice of name changes, mergers and liquidations of certain Funds of the Trust. Such changes are set forth on Schedule A annexed hereto. Schedule A to the Agreement is hereby amended in its entirety and replaced with Schedule A annexed hereto.

In accordance with Section 13 of the Agreement, this letter also provides notice that the address and contact information for the Trust has been changed to: c/o RidgeWorth Funds, 3333 Piedmont Road, Suite 1500, Atlanta, GA 30305, Attention: President, telephone: (404) 845-7622, fax: (404) 536-4972.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,

RidgeWorth Funds

By:
Name: Julia Short
Title: President

Accepted:

State Street Bank and Trust Company

By:
Name: Michael F. Rogers
Title: Executive Vice President

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s) and Classes of Shares

Fund	Classes of Shares
Aggressive Growth Allocation Strategy	A, C & I
Aggressive Growth Stock Fund[1]	A & I
Conservative Allocation Strategy	A, C & I
Core Bond Fund (formerly, Investment Grade Bond Fund)[2]	A, R & I
Corporate Bond Fund	A, C & I
Georgia Tax-Exempt Bond Fund	A & I
Growth Allocation Strategy	A, C & I
High Grade Municipal Bond Fund	A & I
High Income Fund	A, R & I
Intermediate Bond Fund	A, R & I
International Equity Fund	A & I
International Equity Index Fund	A & I
Investment Grade Tax-Exempt Bond Fund	A & I
Large Cap Core Growth Stock Fund (formerly, Large Cap Core Equity Fund)[3] [4]	A, C & I
Large Cap Growth Stock Fund	A, C & I
Large Cap Value Equity Fund	A, C & I
Limited Duration Fund	I
Limited-Term Federal Mortgage Securities Fund	A, C & I
Mid-Cap Value Equity Fund[5]	A, C & I
Moderate Allocation Strategy	A, C & I
North Carolina Tax Exempt Bond Fund	A & I
Seix Floating Rate High Income Fund	A, C & I
Seix High Yield Fund	A, R & I
Select Large Cap Growth Stock Fund	A, C & I
Short-Term Bond Fund	A, C & I
Short-Term Municipal Bond Fund (formerly, Maryland Municipal Bond Fund)[6]	A & I
Short-Term U.S. Treasury Securities Fund	A, C & I
Small Cap Growth Stock Fund	A, C & I
Small Cap Value Equity Fund	A, C & I
Total Return Bond Fund	A, R & I
U.S. Government Securities Fund	A, C & I
U.S. Government Securities Ultra-Short Bond Fund	I
Ultra-Short Bond Fund	I
Virginia Intermediate Municipal Bond Fund	A & I

Updated as of April 27, 2012

[1]	On April 27, 2012, the Emerging Growth Stock Fund was reorganized into the Aggressive Growth Stock Fund.
[2]	Name change was effective September 30, 2011.
[3]	Name change was effective May 13, 2011.
[4]	On July 15, 2011, the Large Cap Quantitative Equity Fund was reorganized into the Large Cap Core Growth Stock Fund.
[5]	On April 29, 2011 the Mid-Cap Core Equity Fund was reorganized into the Mid-Cap Value Equity Fund.
[6]	Name change was effective April 10, 2012.